NUMBER __________-U		UNITS
SEE REVERSE FOR CERTAIN DEFINITIONS	CHINA EVERGREEN ACQUISITION CORP.

CUSIP G2112Q 205

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT TO PURCHASE ONE ORDINARY SHARE

THIS CERTIFIES THAT _______________________________________________________________________________________ is the owner of ______________________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) ordinary share, par value $.0001 per share (“Ordinary Share”), of China Evergreen Acquisition Corp., a Cayman Islands company (the “Company”), and one (1) warrant (the “Warrants”). Each Warrant entitles the holder to purchase one (1) Ordinary Share for $5.00 per share (subject to adjustment). Each Warrant will become exercisable upon the later of the Company’s completion of a merger, capital stock exchange, asset acquisition or other similar business combination or __________, 2009, and will expire unless exercised before 5:00 p.m., New York City Time, on __________, 2013, or earlier upon redemption (the “Expiration Date”). The Ordinary Shares and Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, 2008. The terms of the Warrants are governed by a Warrant Agreement, dated as of __________, 2008, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and/or the facsimile signatures of its duly authorized officers.

By	SEAL
Chairman of the Board	2007	Authorized Officer

China Evergreen Acquisition Corp.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -	_______ Custodian ___________
TEN ENT –	as tenants by the entireties		(Cust)		(Minor)
JT TEN –	as joint tenants with right of survivorship		under Uniform Gifts to Minors
	and not as tenants in common		Act __________________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and/or transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE/TRANSFEREE)

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

_______________________________________________________________________________________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

_____________________________________________________________________________________________ Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated _________________

__________________________________________________________________________
Notice:	The signature to this assignment/transfer must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

______________________________________________________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION

(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,

PURSUANT TO S.E.C. RULE 17Ad-15).